                                                                      EXHIBIT 21

                            EMPIRE OF CAROLINA, INC.

                                  SUBSIDIARIES

                                                                                     PERCENTAGE OF
                                                                 COUNTRY OR        VOTING SECURITIES
                                                                  STATE OF           OWNED BY THE
                     NAME OF SUBSIDIARY                        INCORPORATION            COMPANY
- ------------------------------------------------------------   --------------      -----------------
Empire Industries, Inc.(1)(2)...............................   North Carolina              100%
Marchon Toys, Ltd.(2).......................................     Hong Kong                99.9%
CLR Corporation.............................................      Delaware                  75%
Carnichi Limited............................................     Hong Kong                 100%

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(1) The name of this corporation was changed from Carolina Enterprises, Inc. to
     Empire Industries, Inc. as of February 7, 1995. Empire Industries, Inc. does business under the names "Empire of Carolina," "Empire Manufacturing," "Marchon" and "Caldwell Button Company."

(2) Effective May 1996, Empire Manufacturing, Inc. and Marchon, Inc., wholly-owned subsidiaries of Empire of Carolina, Inc., were merged into Empire Industries, Inc., and Marchon, Inc.'s subsidiary, Marchon Toys, Ltd., was dividended up to Empire of Carolina, Inc.